PURCHASE AND SALE AGREEMENT

THIS PURCHASE AND SALE AGREEMENT("Agreement") is made and entered into as of the Effective Date (hereinafter defined) by and between GIPIL 3134 W 76th Street, LLC, a Delaware limited liability company (“Seller”), with an address of 401 East Jackson Street, Suite 3300, Tampa, Florida 33602, Attn: David Sobelman; Email: ds@gipreit.com, with a required copy to Trenam Law, 200 Central Avenue, Suite 1600, St. Petersburg, Florida 33702, Attn: Timothy M. Hughes, Esq., Email: thughes@trenam.com and DDF Candor, LLC, a Texas limited liability company ("Purchaser"), with an address of 450 Alton Road, Apt. 2302, Miami Beach, FL 33139, Email: ben@candorcapitalpartners.com, with a required copy to Palmer Pelella, Esq., Email: palmer@pelellalaw.com.

RECITALS

A.
Seller is the owner in fee simple of certain real property situated in the City of Chicago, County of Cook, State of Illinois, said real property having an address of 3134 West 76th Street, Chicago, IL; identified by Cook County Assessor’s Office as Parcel Number 19-25-300-005-0000; and legally described as set forth on Exhibit “A” attached hereto, together with all buildings, fixtures and other improvements located thereon to the extent owned by Seller, if any, and together with all easements, tenements, hereditaments, and appurtenances belonging thereto, the foregoing being hereinafter referred to as the "Premises" or the "Property". Purchaser acknowledges and agrees that no portion of the Property shall constitute any personal property, fixtures, equipment or other improvements located on the Premises that are owned by the Tenant (as such term is defined in Section 4.1 below) pursuant to the Lease (as such term is defined in Section 4.1 below) and that such property is specifically excluded from the sale of the Property to Purchaser hereunder.

B.
Seller has agreed to convey the Premises to Purchaser and Purchaser is desirous of purchasing the same in accordance with the terms of this Agreement.

NOW, THEREFORE, in consideration of the sum of One ($1.00) Dollars and other covenants and agreements herein contained, the parties hereto agree as follows:

AGREEMENT

1.0
Premises To Be Purchased. Subject to compliance with the terms and conditions of this Agreement, the Seller shall sell to Purchaser and Purchaser shall purchase from Seller the Premises.
2.0
Purchase Price. The purchase price ("Purchase Price") shall be the sum of Two Million Eight Hundred Thousand and No/100 Dollars ($2,800,000.00), payable as follows:
2.1
The sum of Seventy-Five Thousand and No/100 Dollars ($75,000.00) ("Initial Earnest Money") paid in cash within three (3) business days of the full execution of this Agreement, to be held (in a non-interest bearing account) and released in accordance with this Agreement by First American Title Insurance Company, as escrow agent ("Escrow Agent"), with an address of 4830 West Kennedy Blvd., Suite 885, Tampa, Florida 33609, Attn: Hayley Salem Felman, Email: hsalem@firstam.com, and applied to the Purchase Price on the date of the Closing (as such term is defined in Section 9 below). Subject to Section 7.4 of this Agreement and upon expiration of the Due Diligence Period (as defined in Section 7.1), the Initial Earnest Money shall become non-refundable.
2.2
The balance of the Purchase Price shall be paid, either by cash or Federal Reserve wire transfer of immediately available funds to the account of the Title Company on the date of the Closing.

2.3
Notwithstanding anything in this Agreement to the contrary, Purchaser hereby acknowledges and agrees that obtaining satisfactory financing and/or evidence thereof for purchasing the Property shall not be deemed a condition precedent to Purchaser’s obligation hereunder to proceed to Closing.
3.0
Title to Be Delivered. Seller agrees to convey marketable and insurable fee simple title in the Premises to Purchaser through delivery of a Special Warranty Deed ("Deed") free and clear of all liens and encumbrances except for the Permitted Exceptions (as such term is defined in Section 4.1 below).
4.0
Title Objections.
4.1
Title Policy; Title Review. Purchaser’s obligation to consummate the transaction contemplated hereby is conditioned upon Purchaser’s ability to obtain from Seller, at Seller’s expense and at standard rates, an ALTA standard coverage owner’s policy of title insurance in an amount no less than the Purchase Price insuring Purchaser’s title to the Property, subject only to the Permitted Exceptions (as defined herein) (the “Title Policy”). Prior to the Effective Date, Purchaser hereby acknowledges that Seller has delivered to Purchaser a title commitment issued by First American Title Insurance Company (the “Title Company”) with a Commitment Date of June 10, 2026, bearing Commitment Number NCS-1310918-ORL (the “Title Commitment”). The Title Commitment shall evidence that upon the execution, delivery and recordation of the Deed (which shall be delivered by Seller at the Closing provided for hereunder) and the satisfaction of all requirements specified in Schedule B, Section 1 of the Title Commitment, Purchaser shall acquire fee simple title to the Property, subject only to the “Permitted Exceptions.” For purposes of this Agreement, the term “Permitted Exceptions” shall mean: (i) applicable zoning and building ordinances and land use regulations; (ii) the lien of any and all taxes and assessments not yet due and payable; (iii) easements, licenses, covenants, conditions, restrictions, leases, reservations, exceptions and other encumbrances referenced in the Title Commitment and not specifically objected to by Purchaser in the Notice of Title Objections (defined below); (iv) any matters that would be disclosed by an accurate survey of the Property; (v) any exceptions caused by Purchaser, his agents, representatives or employees; (vi) any matters accepted or deemed accepted by Purchaser pursuant to the terms and conditions of this Agreement, (vii) any matters agreed to by the parties in writing, and (viii) that certain Lease Agreement, dated January 24, 2006, as amended from time to time, between Seller (as successor-in-interest to Biomedical Medical Partners, LLC), as landlord, and WSKC Dialysis Services, Inc., d/b/a Southside Dialysis Center, a/k/a Fresenius Kidney Care Southside, as tenant (“Tenant”, collectively, the "Lease”), which Lease is evidenced by that certain Memorandum of Lease recorded February 22, 2006 as document 0605343271 and as modified by that certain Memorandum of Assignment and Assumption of Lease, Security Deposit and Guaranty recorded March 28, 2022 as Document Number 2208745001.

Within twenty-one (21) days of the Effective Date, Purchaser shall give written notice to Seller of any matters that are objectionable to, or deemed a title defect, by Purchaser (“Notice of Title Objections”). Any title defect to which Purchaser does not timely object shall be deemed a Permitted Exception hereunder. Subject to the provisions of this Section 4.1 and the provisions of Section 19.0 below, Seller shall be obligated to cure the following defects to the extent that and only to the extent that the same are specified in the Title Commitment and in Purchaser’s Notice of Title Objections (collectively, the “Mandatory Cure Defects”): (a) mortgages arising through Seller, (b) construction liens arising through Seller, (c) back taxes on the Property that are due and payable, (d) judgment liens arising through Seller, and (e) other liens or encumbrances arising through Seller and securing a specific dollar amount; provided, however, that Seller shall have the right to cure at Closing any and all Mandatory Cure Defects by applying Seller’s proceeds from the consummation of the transaction contemplated by this Agreement to same. Notwithstanding anything in this Agreement to the contrary, from and after the Effective Date and continuing until Closing occurs, Seller shall have the right, but not the obligation, to refinance and/or restructure any existing mortgage, debt, or other monetary lien or encumbrance affecting the Property, provided that any such refinancing or restructuring shall be deemed a Mandatory Cure Defect in accordance with this Section 4.1. As to any defects other than Mandatory Cure Defects, Seller shall have five (5) days from receipt of the Notice of Title Objections in which to elect either to (i) notify Purchaser that it intends to cure the identified objections and defects on or before the Closing Date (the “Title Cure Period”) and Seller shall use commercially reasonable efforts to cure such objections and defects; or (ii) notify Purchaser that Seller elects not to cure the objections or alleged defects. In the event Seller fails to deliver a response within five (5) days after receipt from Purchaser of the Notice of Title Objections, Seller shall be deemed to have elected not to cure or eliminate said objections and alleged title defects. Purchaser shall have until the later of the expiration of the Due Diligence Period or five (5) days from receipt of Seller’s notice, or Seller’s deemed notice, of its election not to cure Purchaser’s objections and alleged title defects (whichever is later), in which to elect either (x) to terminate the Agreement, or (y) to require Seller to deliver title in its then existing condition (with no reduction in the Purchase Price) and to proceed to Closing notwithstanding the objections to title raised by Purchaser, yet still subject to Seller’s obligation to cure the Mandatory Cure Defects. The foregoing remedies shall constitute the exclusive remedies of Purchaser for such failure to deliver title as herein specified.

4.2
Survey. Purchaser may, on or before the expiration of the Due Diligence Period, cause an ALTA/NSPS land title survey (the “Survey”) of the Property to be prepared by a professional surveyor registered and licensed in the State of Illinois (the “Surveyor”). Such Survey, if any, shall depict the Property by metes and bounds description. The Survey shall be certified by the Surveyor to Purchaser, Seller and the Title Company and shall otherwise be in a form satisfactory to the Title Company to eliminate the standard survey exceptions from the Title Policy to be issued at Closing. Upon completion of the Survey, Purchaser shall furnish Seller with two (2) signed and sealed original prints thereof. Purchaser shall notify Seller in writing within the Due Diligence Period of any matters shown on the Survey which adversely affect the title to the Property and the same shall be deemed to be title defects which shall be dealt with within the same time, manner, and subject to the limitations provided in Section 4.1 above; provided, however, in no event shall the time provided within Section 4.1 for addressing Survey title defects, if any, be permitted to extend the Closing Date (as defined in Section 9.1). Any matters shown on the Survey which Purchaser does not timely object shall be deemed a Permitted Exception hereunder.
5.0
Control Of Premises. If, prior to the Closing, the Premises shall be the subject of (i) an action in eminent domain or a proposed taking by a governmental authority, whether temporary or permanent ("Taking") or (ii) a material casualty in which the cost of restoration exceeds five percent (5%) of the Purchase Price ("Casualty"), Purchaser, at its sole election, shall have the right to terminate this Agreement on written notice to Seller without liability on its part by so notifying Seller, and the Initial Earnest Money paid by Purchaser shall be refunded to Purchaser. If the Purchaser does not exercise its right of termination, any and all proceeds (including all insurance proceeds and any deductible under Seller’s policy) arising out of any such Taking or Casualty shall be held in trust by Seller for Purchaser's benefit and shall be credited against the Purchase Price. In no event shall the Purchase Price of the Premises be increased by the amount of any such proceeds.
6.0
Representations and Warranties of Purchaser. As an essential part of this Agreement, Purchaser hereby represents and warrants to Seller that:
6.1
Purchaser, if not a natural person, is duly organized and validly existing under the laws of the state of its organization or incorporation. Purchaser has the right, power and authority to enter into this Agreement and to purchase the Property in accordance with the terms and conditions of this Agreement, to engage in the transactions contemplated in this Agreement and to perform and observe the terms and provisions hereof.

6.2
Purchaser has taken, or by the time of Closing will have taken, all necessary action to authorize the execution, delivery and performance of the Agreement, and upon the execution and delivery of any document to be delivered by Purchaser on or prior to the Closing, the Agreement and such document shall constitute the valid and binding obligation and agreement of Purchaser, enforceable against Purchaser in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws of general application affecting the rights and remedies of creditors.
6.3
Neither the execution, delivery or performance of the Agreement by Purchaser, nor compliance with the terms and provisions hereof, will result in any breach of the terms, conditions or provisions of, or conflict with or constitute a default under the terms of any indenture, deed to secure debt, mortgage, deed of trust, note, evidence of indebtedness or any other agreement or instrument by which Purchaser is bound.
6.4
No petition in bankruptcy (voluntary or, to the best of Purchaser’s knowledge, otherwise), assignment for the benefit of creditors or petition seeking reorganization or arrangement or other action under federal or state bankruptcy or insolvency laws is pending against or contemplated by Purchaser.
6.5
No investigation, action or proceeding is pending or, to Purchaser’s knowledge, threatened, which questions the validity of this Agreement or any action taken or to be taken pursuant hereto.
6.6
Purchaser has the financial resources to consummate the transaction contemplated by this Agreement and to pay the Purchase Price at the Closing.
6.7
None of the funds to be used for payment by Purchaser of the Purchase Price will be subject to 18 U.S.C. §§ 1956-1957 (Laundering of Money Instruments), 18 U.S.C. §§ 981-986 (Federal Asset Forfeiture), 18 U.S.C. §§ 881 (Drug Property Seizure), Executive Order Number 13224 on Terrorism Financing, effective September 24, 2001, or the United and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, H.R. 3162, Public Law 107-56 (the “USA Patriot Act”). In addition, Purchaser is not, and will not become, a person or entity with whom U.S. persons are restricted from doing business with under the regulations of the Office of Foreign Asset Control (“OFAC”) of the Department of Treasury (including those named on OFAC’s Specially Designated and Blocked Persons list) or under any statute, executive order (including the September 24, 2001 Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism), the USA Patriot Act, or other governmental action.

All of Purchaser’s representations and warranties shall be deemed remade as of the date of the Closing and shall survive the Closing for a period of twelve (12) months following the Closing Date.

7.0
Purchaser Inspection Rights: Evidence of Title; Information in Seller's Possession.
7.1
Purchaser shall have until July 28, 2026, to inspect the Property (the "Due Diligence Period"). Purchaser shall order all third-party diligence reports within five (5) days of the Effective Date. During the Due Diligence Period, Purchaser may undertake an inspection and examination of all aspects of the Property, including but not limited to: review of economic, legal, environmental, future development, zoning and physical matters relating to the Property as Purchaser may deem appropriate. Purchaser or Purchaser's agents may enter upon the Property during normal business hours (or otherwise with a minimum of 24 hours’ advance written notice) for the purpose of conducting any tests and examinations as they may deem appropriate, both during the Due Diligence Period and subsequent thereto so long as this Agreement remains in full force and effect. All such inspections shall be performed in compliance with Seller’s rights and obligations as landlord under the Lease. Further, Purchaser shall use commercially reasonable efforts to not affect, interrupt or interfere with Tenant’s use, business or operations on the Premises. Seller or its representatives shall have the right to accompany Purchaser and Purchaser representatives in connection with any inspections and other activities on the Property. In the event the Property is disturbed or damaged in any manner by Purchaser or Purchaser's representatives, agents, or contractors in the accomplishment of such tests, Purchaser agrees to immediately thereafter restore the Premises to its prior existing condition. Purchaser shall indemnify, defend and hold Seller harmless from and against any and all expense, loss or damage which Seller may incur (including, without limitation, reasonable attorneys’ fees actually incurred) as a result of any act or omission of Purchaser or its representatives, agents or contractors, including all claims for death of or injury to persons or damage of property arising out of or as a result of the activities of Purchaser or Purchaser's representatives, agents, or contractors. In no event shall Purchaser conduct any invasive testing on the Premises without the advance written consent of Seller, which consent shall not be unreasonably withheld, conditioned or denied.
7.2
Purchaser shall not permit any construction, mechanic’s, materialman’s or other lien to be filed against any of the Property as the result of any work, labor, service or materials performed or furnished, by, for or to Purchaser, its employees, agents and/or contractors. If any such lien shall at any time be filed against the Property, Purchaser shall, without expense to Seller, cause the same to be discharged of record by payment, bonds, order of a court of competent jurisdiction or otherwise, within thirty (30) days of the filing thereof. Purchaser shall indemnify, defend and hold harmless Seller against any and all claims, losses, damages, costs and expenses (including, but not limited to, attorneys’ fees and costs), arising out of the filing of any such liens and/or the failure of Purchaser to cause the discharge thereof as same is provided herein.
7.3
Purchaser shall procure (or shall cause its contractors, agents, or representatives entering the Property to procure) and continue in force and effect from and after the date Purchaser first desires to enter the Property, and continuing throughout the term of this Agreement, the following insurance coverages placed with a responsible insurance company licensed to do business in the State of Illinois having an A.M. Best’s rating of “A-IX” or better: comprehensive general liability insurance with a combined single limit of not less than $1,000,000.00 per occurrence or commercial general liability insurance with limits of not less than $1,000,000.00 per occurrence and in the aggregate. To the extent such $1,000,000.00 limit of liability is shared with multiple properties, a per location aggregate shall be included. Seller and/or its designees shall be included as additional insureds under such comprehensive general liability or commercial general liability coverage. Purchaser shall deliver to Seller a certificate of such insurance evidencing such coverage prior to the date Purchaser is permitted to enter the Property. Such insurance may not be cancelled or amended except upon thirty (30) days’ prior written notice to Seller. The minimum levels of insurance coverage to be maintained by Purchaser hereunder shall not limit Purchaser’s liability under this Section 7.
7.4
Purchaser, at its option, shall have the right to terminate this Agreement for any reason whatsoever or for no reason during the Due Diligence Period by giving written notice thereof to Seller on or before the expiration of the Due Diligence Period, in which event the Initial Earnest Money shall be immediately refunded to Purchaser and, thereafter, all rights and obligations of the parties under this Agreement shall expire, except for those provisions that expressly survive termination of this Agreement.
7.5
Within five (5) business days of the Effective Date, Seller shall deliver to Purchaser, or make available to Purchaser through the use of an electronic data room, copies of the documents and materials described on Exhibit “B” attached hereto (collectively, the “Due Diligence Materials”), each to the extent they exist and are in Seller’s possession. Purchaser hereby acknowledges, covenants, and agrees that any information provided by Seller to Purchaser based upon any reports, surveys, permits, plans, approvals, and all other information and documentation obtained by or for Seller and delivered to Purchaser either before the Effective Date or pursuant to this Section 7.5 are provided to Purchaser for informational purposes only and are without representation or warranty of any kind whatsoever, either express or implied and is without recourse to Seller with respect to the accuracy of any information or statements contained therein. Purchaser further acknowledges that Purchaser has been advised not to rely upon such documents without making an independent investigation or inquiry as to the accuracy of the information or statements contained in the information provided by Seller. Purchaser hereby releases Seller from any and all claims Purchaser might otherwise have based upon any reports, surveys, permits, plans, approvals, and all other information and documentation obtained by or for Seller and delivered to Purchaser, except for claims arising from or related to fraud committed by Seller or a willful and intentional misrepresentation made by Seller. The terms and provisions of this Section 7.5 shall survive the Closing and any earlier termination of this Agreement.

The foregoing provisions of Section 7 shall survive the Closing and any earlier termination of this Agreement.

8.0
Seller’s Covenants. Seller covenants that between the Effective Date and the date of the Closing:
8.1
Seller shall not amend, renew, extend or terminate the Lease.
8.2
Seller shall continue to perform in all material respects all of its obligations under the Lease consistent with the terms and conditions of the Lease.
8.3
Seller shall not enter into, modify or amend any service contract affecting the Premises that will be an obligation on or otherwise affect the Property or any part thereof subsequent to the Closing without Purchaser’s prior written consent in each instance, which consent shall not be unreasonably withheld, conditioned or delayed, except contracts entered into in the ordinary course of business that shall be terminated at Closing without penalty or premium to Purchaser.
9.0
Closing.
9.1
Notwithstanding anything to the contrary in this Agreement and subject to the provisions of Section 9.2 below, the consummation of the transaction contemplated by this Agreement ("Closing") shall take place on or before July 31, 2026 (the “Closing Date”). The Closing shall take place at, by and through the offices of the Title Company and may be conducted as a “mail-away” closing through the use of escrow instruction letters.
9.2
Provided Purchaser is not in default of this Agreement, Purchaser shall have a one-time right to extend the Closing Date to August 5, 2026 (the “Outside Closing Date”), which Purchaser may exercise by (i) providing advance written notice to Seller at least five (5) business days prior to the Closing Date, and (ii) depositing One Hundred Fifty Thousand and No/00 Dollars ($150,000.00) (“Closing Extension Deposit”) with the Escrow Agent. In the event Purchaser exercises its right to extend the Closing Date as provided herein, such exercise shall be deemed a waiver by Purchaser of all contingencies and conditions precedent to Purchaser’s obligation to close and a representation and warranty from the Purchaser to the Seller that Purchaser is ready, willing, and able to close on the Outside Closing Date. The Closing Extension Deposit shall be immediately non-refundable and applicable to the Purchase Price at Closing. If Purchaser elects to extend the Closing Date as provided herein and this Agreement is terminated prior to the Outside Closing Date, the Escrow Agent shall disburse the Closing Extension Deposit to Seller within two (2) business days after such termination. The Initial Earnest Money and Closing Extension Deposit are hereinafter, collectively, referred to as the “Earnest Money.”
10.0
Seller’s Closing Obligations and Closing Costs. Seller and Purchaser shall deliver the following to the Escrow Agent or Purchaser, as applicable, at the Closing and the following closing costs and expenses shall be paid as follows in connection with the Closing:
10.1
Seller shall deliver the following to the Title Company at the Closing:
A
Deed.
B
A settlement statement setting forth the amounts paid by or on behalf of and/or credited to each of Purchaser and Seller pursuant to this Agreement.
C
An assignment and assumption of Lease in the form attached hereto as Schedule 1 (the “Assignment and Assumption of Lease”).
D
An assignment of all intangible property to the extent assignable and owned by Seller, in the form attached hereto as Schedule 2 (the “General Assignment”).
E
Such affidavits as the Title Company shall reasonably require in order to omit from the Title Policy all exceptions for judgments, bankruptcies or other returns against persons or entities whose names are the same as or similar to Seller's name.
F
Possession of the Premises in the condition required by this Agreement, subject to the Lease.
G
A Certification of Non-Foreign status of Transferor to comply with the provisions of Section 1445 of the Internal Revenue Code.
H
A tenant estoppel certificate from the Tenant ("Tenant Estoppel") in substantially the same form attached hereto as Schedule 3 or otherwise required by the Lease or the Tenant; provided, however, that Seller’s failure to deliver the Tenant Estoppel shall not constitute a default by Seller under this Agreement as long as Seller has requested the same from Tenant pursuant to the Lease.
I
A subordination and non-disturbance agreement in substantially the same form required by Purchaser’s lender (the “SNDA”) or otherwise required by the Lease or Tenant; provided, however, that (i) Seller’s failure to deliver the SNDA shall not constitute a default by Seller under this Agreement as long as Seller has requested the same from Tenant pursuant to the Lease, and (ii) Seller’s delivery of the SNDA shall not be a condition precedent to Purchaser’s obligation to complete the Closing in accordance with this Agreement. Notwithstanding anything to the contrary, Seller’s obligation to request a SNDA pursuant to the terms herein is conditioned upon Purchaser first delivering to Seller an executable version of the SNDA along with the contact information of the Purchaser’s lender within two (2) days of the Effective Date.
J
A certificate, executed by Seller in favor of Purchaser, certifying that the rent roll as depicted on Schedule 4 (the “Rent Roll”) is true and accurate as of the Closing, that the Tenant is current on rent and additional rent, and what security deposit is being held by Seller for the Tenant, in form and content reasonably satisfactory to Purchaser.

K
A certificate, executed by Seller in favor of Purchaser, reaffirming as of the Closing Date and certifying that all of the Seller’s representations and warranties contained in this Agreement are true and accurate as of the Closing Date.
L
All transfer or excise tax certificates or affidavits, if required by the State of Illinois or any other local jurisdictions to be executed by Seller, if any, all duly executed and completed; provided, however, any transfer or excise taxes pertaining to the City of Chicago shall be governed by Sections 10.2.A and 10.3.A of this Agreement as provided therein.
M
A letter executed by Seller, advising Tenant that the Property has been sold to the Purchaser.
N
Such other documents as shall be reasonably requested by the Title Company to effectuate the purposes and intent of this Agreement.
10.2
Seller shall pay the following costs in connection with the Closing:
A
Seller’s portion of City of Chicago transfer tax typically paid by Seller;
B
All transfer or conveyance taxes and documentary stamp taxes associated with Cook County and State of Illinois, if any;
C
The cost of preparing the Deed;
D
Seller's attorneys' fees, and any other costs and expenses actually incurred by Seller in connection with selling the Premises;
E
A commission to be paid to Seller’s broker, Peranich Huffman Net Lease Group (Harrison Warr) representing Seller ("Seller’s Broker"), in accordance with Section 16.0 below;
F
Title search and title insurance costs related to the Title Policy, including any necessary lien searches related thereto, but specifically excluding any endorsements to the Title Policy requested by Purchaser; and

H One half of escrow fees of Escrow Agent.

10.3
Purchaser shall pay the following costs in connection with the Closing:
A
Purchaser’s portion of City of Chicago transfer tax typically paid by Purchaser;
B
Endorsements to the Title Policy requested by Purchaser;
C
All costs and expenses related to any lender’s policy;
D
Deed recording costs;
E
Due diligence expenses;
F
All acquisition financing costs and expenses;
G
Purchaser’s attorneys' fees, and any other costs and expenses actually incurred by Purchaser in connection with buying the Premises; and

H One half of escrow fees of Escrow Agent.

10.4
Purchaser shall deliver the following to the Escrow Agent at the Closing:
A
The Assignment and Assumption of Lease.
B
The General Assignment.
C
A settlement statement setting forth the amounts paid by or on behalf of and/or credited to each of Purchaser and Seller pursuant to this Agreement.
D
Such other documents as shall be reasonably requested by the Title Company to effectuate the purposes and intent of this Agreement.
11.0
Prorations. At Closing, the net rent under the Lease and any other income and expenses due and payable in the year of Closing by Seller shall be prorated as of Closing. If not paid or payable by Tenant, any real estate taxes and special assessments shall be prorated as of the Closing. Purchaser shall be responsible for collecting and remitting all sales and use taxes that become due on rent payments under the Lease received by Purchaser after Closing. The provisions of this Section shall survive the Closing.
12.0
Seller's Default. If Seller fails to perform any of its obligations under this Agreement for any reason other than Purchaser’s default or the permitted termination of this Agreement by Purchaser as expressly provided herein, Purchaser shall be entitled, as its remedy, either (a) to terminate this Agreement and receive the return of the Initial Earnest Money (to the extent paid by or on behalf of Purchaser) from Escrow Agent, together with Purchaser’s actual out-of-pocket costs and expenses incurred with respect to this transaction (not to exceed $25,000) which shall be reimbursed by Seller to Purchaser within ten (10) business days after Purchaser’s delivery of commercially reasonable documentation supporting such costs and expenses (in such event, the right to retain the Initial Earnest Money plus costs shall be full liquidated damages and, except as set forth herein, shall be Purchaser's sole and exclusive remedy in the event of a default hereunder by Seller, and Purchaser hereby waives and releases any right to sue Seller for damages), or (b) to enforce specific performance of Seller’s obligation to execute and deliver the documents required to convey the Property to Purchaser in accordance with this Agreement; provided, however, that if for any reason Purchaser fails to file suit to enforce specific performance within forty-five (45) days after the date Purchaser provides written notice to Seller of its failure to perform hereunder, then Purchaser shall be automatically deemed to have waived all its rights set forth herein with respect to enforcing specific performance.
13.0
Purchaser's Default. Should Purchaser default, Seller shall be entitled to terminate this Agreement by giving Purchaser written notice thereof, and Seller shall retain, as liquidated damages, the Earnest Money the parties hereto acknowledging that it is impossible to estimate more precisely the damages which might be suffered by Seller upon Purchaser’s default, and that said Earnest Money is a reasonable estimate of Seller’s probable loss in the event of default by Purchaser. Seller’s retention of said Earnest Money is intended not as a penalty, but as full liquidated damages. In addition, notwithstanding anything to the contrary stated herein, nothing in this Section 13.0 is intended to nor shall limit the remedies available to Seller under this Agreement or at law or in equity relating to a default of any repair, indemnification, hold harmless and/or defend obligations of Purchaser set forth in Section 7 of this Agreement or any other obligation of Purchaser which are intended to survive termination or Closing of this Agreement. In no event shall either party hereunder be liable to the other party for special, indirect, consequential or punitive damages. The provisions of this Section 13.0 shall survive the Closing or the earlier termination of this Agreement.
14.0
Attorney's Fees; Costs. Should either party employ an attorney or attorneys to enforce any of the provisions hereof or to protect its interest in any manner arising under this Agreement or to establish breach of this

Agreement, the non-prevailing party shall pay to the other party all reasonable costs, charges, expenses, including attorney's fees, expended or incurred in connection therewith. This provision is separate and several and shall survive the termination of this Agreement.
15.0
Tax-Free Exchange. Each party hereto acknowledges having been advised that the other party may elect to treat the within transaction as part of a tax-free exchange transaction under Internal Revenue Code Section 1031. Each party hereto agrees that it will make and execute any and all additional documents that may be required in connection with the electing party’s tax-free exchange transaction provided that the other party does not assume any additional burdens or obligations and further provided that the other party does not incur any additional cost or expense.
16.0
Brokers. Seller and Purchaser mutually represent and warrant that Purchaser’s broker (Peranich Huffman Net Lease Group, Jonathan Peranich as “Purchaser’s Broker”) and Seller’s Broker (collectively, the “Brokers”), are the only brokers with whom they have dealt in connection with this Agreement and that neither Seller nor Purchaser knows of any other broker who has claimed or may have the right to claim a commission in connection with this transaction. The commission of Seller’s Broker shall be paid by Seller, in an amount equal to three percent (3.0%) of the Purchase Price pursuant to a separate written agreement between Seller and Seller’s Broker if, and only if, the sale of the Property occurs. The commission of Purchaser’s Broker shall be paid by or through Seller’s Broker pursuant to a separate written agreement between Seller’s Broker and Purchaser’s Broker if, and only if, the sale of the Property occurs. Notwithstanding anything to the contrary in this Agreement, in no event shall Seller be obligated to pay more than a total amount of three percent (3%) commission (i.e., in the aggregate) to any broker, including Purchaser’s and Seller’s Broker, with respect to this transaction. Seller and Purchaser shall indemnify and defend each other against any costs, claims or expenses, including attorneys' fees, arising out of the breach on their respective parts of any representations, warranties or agreements contained in this Section. The representations and obligations under this Section shall survive the Closing or, if the Closing does not occur, the termination of this Agreement.
17.0
Escrow Agent.
17.1
The tax identification numbers of the parties shall be furnished to Escrow Agent upon request of Escrow Agent. At the Closing, proceeds of the Earnest Money shall be paid by Escrow Agent to Seller. If for any reason the Closing does not occur and either party makes a written demand upon Escrow Agent for payment of such amount, Escrow Agent shall give written notice to the other party of such demand. If Escrow Agent does not receive a written objection from the other party to the proposed payment within ten (10) days after the giving of such notice, Escrow Agent is hereby authorized to make such payment. If Escrow Agent does receive such written objection within such ten (10) day period or if for any other reason Escrow Agent in good faith shall elect not to make such payment, Escrow Agent shall continue to hold such amount until otherwise directed by written instructions from the parties to this contract or a final judgment of a court. However, Escrow Agent shall have the right, only after dispute of the parties or this contract fails due to its terms, to deposit the escrowed proceeds with the clerk of any applicable court of the county in which the Premises is located. Escrow Agent shall give written notice of such deposit to Seller and Purchaser. Upon such deposit Escrow Agent shall be relieved and discharged of all further obligations and responsibilities hereunder.
17.2
The parties acknowledge that Escrow Agent is acting solely as a stakeholder at their request and for their convenience, that Escrow Agent shall not be deemed to be the agent of either of the parties, and that Escrow Agent shall not be liable to either of the parties for any act or omission on its part unless taken or suffered in bad faith, in willful disregard of this contract or involving gross negligence. Seller and Purchaser shall jointly and severally indemnify and hold Escrow Agent harmless from and against all costs, claims and expenses, including reasonable attorneys' fees, incurred in connection with the performance of Escrow Agent's duties hereunder, except with respect to actions or omissions taken or suffered by Escrow Agent in bad faith, in willful disregard of this contract or involving gross negligence on the part of Escrow Agent.
18.0
Miscellaneous. The following general provisions govern this Agreement.
18.1
Governing Law. This Agreement is made and executed under and in all respects to be governed and construed by the laws of the State of Illinois, and venue for any action arising hereunder will lie exclusively in the Illinois county in which the Property lies.
18.2
Notices. Whenever any notice, demand or request is required or permitted under this Agreement, such notice, demand or request shall be in writing and shall be (i) delivered by hand, (ii) sent by registered or certified mail, postage prepaid, return receipt requested, (iii) sent by nationally recognized commercial courier for next business day delivery, in each such case described in (i), (ii) and (iii) to the addresses set forth in the preamble of this Agreement or to such other addresses as are specified by written notice given in accordance herewith, or (iv) sent by electronic mail (email) to the electronic mail (email) address for each party set forth in the preamble of this Agreement or to such other electronic mail (email) address as is specified by written notice given in accordance herewith. Any notice or other communication (i) delivered by hand shall be deemed effective when received; (ii) mailed as hereinabove provided shall be deemed effectively given or received on the third (3rd) business day following the postmark date of such notice or other communication; (iii) sent by overnight courier or by hand shall be deemed effectively given or received upon receipt; and (iv) sent by email transmission shall be deemed effectively given or received on the day of transmission of such notice and electronic confirmation of such transmission is received by the transmitting party (such as “Delivery Receipt” generated by Microsoft Outlook). Any notice or other communication given in the manner provided above by counsel for either party shall be deemed to be notice or such other communication from the party represented by such counsel. Any notice sent or otherwise delivered as required hereby and refused by recipient shall be deemed delivered as of the date of such refusal.
18.3
Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of each of the parties hereto.
18.4
Assignment. Purchaser may not assign this Agreement without Seller’s prior written consent, which consent may be withheld or granted in Seller’s reasonable discretion, provided, however, that Purchaser may assign this Agreement to an entity wholly owned or controlled by Purchaser and formed by Purchaser for the purpose of taking title to the Property (“Permitted Assignee”) without Seller’s prior written consent, provided that (a) written notice of such assignment shall be given by Purchaser to Seller prior to the expiration of the Due Diligence Period, (b) no such assignment shall relieve Purchaser of any obligations, covenants, duties, representations, warranties or liabilities hereunder, and (c) Purchaser provides Seller, simultaneous with its written notice of such assignment, a copy of a written assignment agreement signed by Purchaser and the Permitted Assignee pursuant to which the Permitted Assignee agrees to accept all the burdens and benefits of this Agreement and agrees to be deemed to have made any and all representations and warranties made by Purchaser hereunder, as if the Permitted Assignee were the original signatory hereof. Any attempt by Purchaser to assign this Agreement to a Permitted Assignee after the expiration of the Due Diligence Period or not otherwise in compliance with the foregoing provisions of this Section 18.4 shall be deemed invalid, null and void and Seller shall have no legal obligation to recognize same. If Purchaser consists of more than one person or entity, then: (1) each reference to Purchaser herein shall be deemed to refer to each person or entity constituting Purchaser, both individually and in the aggregate, and (2) each person or entity constituting Purchaser shall be jointly and severally liable for all liabilities and obligations of Purchaser hereunder.
18.5
Lease. Purchaser hereby acknowledges that, at Closing, Seller shall assign to Purchaser, and Purchaser shall accept, all of Seller’s rights, title, interests and obligations in and to the Lease pursuant to the Assignment and Assumption of Lease.
18.6
Counterparts. This Agreement and any agreement or document described herein may be executed in several counterparts, each of which shall be deemed an original, and all of such counterparts together shall constitute one and the same instrument. Handwritten signatures to this Agreement or any agreement or document described herein transmitted by facsimile, email or other similar electronic transmission (for example, through the use of a Portable Document Format or “PDF” file or via DocuSign, Adobe Sign or other similar electronic signature service), shall be valid and effective to bind the party so signing.
18.7
Severability. The provisions of this Agreement are severable, and the enforceability or invalidity of any term or provision of this Agreement shall not affect the enforceability and validity of the remaining terms and provisions of this Agreement. If any provision of this Agreement or the application thereof to any person or circumstance shall be determined by any Court of competent jurisdiction to be invalid or unenforceable to any extent, the remainder of this Agreement or the application of such provision to such person or circumstance, other than those as to which it is so determined to be invalid or unenforceable, shall not be affected thereby.
18.8
Further Assurances. In addition to the foregoing, the parties hereto, at the time and from time to time at or after Closing, upon the reasonable request of Purchaser or of Seller, as the case may be, agree to do, execute, acknowledge and deliver all such further reasonable deeds, assignments, transfers, conveyances, authorizations, filings, consents, and assurances, as may be reasonably required for the better assigning, transferring, granting, conveying, assuring and confirming unto Purchaser all of the applicable Seller’s right, title and interest in and to the Property, to be conveyed hereunder; and to the more effective consummation of the other transactions referred to in this Agreement.
18.9
Headings. The use of headings, captions and numbers in this Agreement is solely for the convenience of identifying and indexing the various provisions in this Agreement and shall in no event be considered otherwise in construing or interpreting any provision in this Agreement.
18.10
Exhibits. Each and every exhibit referred to or otherwise mentioned in this Agreement is attached to this Agreement and is and shall be construed to be made a part of this Agreement by such reference or other mention at each point at which such reference or other mention occurs, in the same manner and with the same effect as if each exhibit were set forth in full and at length every time it is referred to or otherwise mentioned.
18.11
Defined Terms. Capitalized terms used in this Agreement shall have the meanings ascribed to them at the point where first defined, irrespective of where their use occurs, with the same effect as if the definitions of such terms were set forth in full and at length every time such terms are used.
18.12
Pronouns. Wherever appropriate in this Agreement, personal pronouns shall be deemed to include the other genders and the singular to include the plural.
18.13
Non-Waiver. Failure by any party to complain of any action, non-action or breach of any other party shall not constitute a waiver of any aggrieved party’s rights hereunder. Waiver by any party of any right arising from any breach by any other party shall not constitute a waiver of any other right arising from a subsequent breach of the same obligation or for any other default, past, present or future.
18.14
Dates and Times. If any date set forth in this Agreement shall fall on, or any time period set forth in this Agreement shall expire on, a day which is a Saturday, Sunday, federal or state holiday, or other non-business day, such date shall automatically be extended to, and the expiration of such time period shall automatically to be extended to, the next day which is not a Saturday, Sunday, federal or state holiday or other non-business day. The final day of any time period under this Agreement or any deadline under this Agreement shall be the specified day or date, and shall include the period of time through and including such specified day or date. All references to the “Effective Date” shall be deemed to refer to the later of the date of Purchaser’s or Seller’s execution of this Agreement, as indicated below their executions hereon. Any action required to be taken by a specified date may be taken at or before 11:59 p.m., daylight or standard time (as applicable) in the time zone where the Property is located.
18.15
Exculpation. Purchaser agrees that it does not have and will not have any claims or causes of action against any disclosed or undisclosed officer, director, employee, trustee, shareholder, member, manager, partner, principal, parent, subsidiary or other affiliate of Seller, or any officer, director, employee, trustee, shareholder, partner or principal of any such parent, subsidiary or other affiliate (collectively, “Seller's Affiliates”), arising out of or in connection with this Agreement or the transactions contemplated hereby. Purchaser agrees to look solely to Seller and its assets for the satisfaction of any liability or obligation arising under this Agreement or the transactions contemplated hereby, or for the performance of any of the covenants, warranties or other agreements contained herein, and further agrees not to sue or otherwise seek to enforce any personal obligation against any of Seller’s Affiliates with respect to any matters arising out of or in connection with this Agreement or the transactions contemplated hereby. The provisions of this paragraph shall survive the termination of this Agreement and the Closing.
18.16
No Recording. Neither this Agreement nor any memorandum thereof may be recorded by Purchaser in the Public Records of any County of any State.
18.17
Waiver of Jury Trial. PURCHASER AND SELLER WAIVE THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, OR RELATED TO, THE SUBJECT MATTER OF THIS AGREEMENT. THIS WAIVER IS KNOWINGLY, INTENTIONALLY, AND VOLUNTARILY MADE BY EACH PARTY AND EACH PARTY EXPRESSLY ACKNOWLEDGES THAT NEITHER THE OTHER PARTY NOR ANY PERSON ACTING ON BEHALF OF THE OTHER PARTY HAS MADE ANY REPRESENTATIONS OF FACT TO INDUCE THIS WAIVER OF TRIAL BY JURY OR IN ANY WAY TO MODIFY OR NULLIFY ITS EFFECT. EACH PARTY ACKNOWLEDGES TO THE OTHER THAT IT HAS READ AND UNDERSTANDS THE MEANING AND EFFECT OF THIS WAIVER PROVISION.
19.0
Seller’s Contingencies. Purchaser understands that Seller’s transfer of the Property to Purchaser as contemplated herein is subject to the following:
19.1
Intentionally deleted.
19.2
Purchaser shall have delivered into escrow at Closing all documents as specified in Section 10.4 of this Agreement to be duly executed by Purchaser.

19.3
Purchaser shall have complied in all material respects with its obligations under this Agreement, and all representations and warranties of Purchaser set forth in this Agreement shall continue to be accurate in all material respects.
20.0
AS-IS Condition. PURCHASER ACKNOWLEDGES AND AGREES THAT EXCEPT AS EXPRESSLY SET FORTH IN THE AGREEMENT OR IN ANY CLOSING DOCUMENT EXECUTED BY SELLER AND DELIVERED TO PURCHASER AT OR PRIOR TO CLOSING, SELLER IS TRANSFERRING THE PROPERTY IN “AS IS, WHERE IS CONDITION AND WITH ALL FAULTS” AS OF THE CLOSING DATE, AND SPECIFICALLY AND EXPRESSLY WITHOUT ANY WARRANTIES, REPRESENTATIONS OR GUARANTEES, EITHER EXPRESS OR IMPLIED, AS TO ITS CONDITION, FITNESS FOR ANY PARTICULAR PURPOSE, MERCHANTABILITY, OR ANY OTHER WARRANTY OF ANY KIND, NATURE, OR TYPE WHATSOEVER FROM OR ON BEHALF OF SELLER. PURCHASER AGREES THAT IT WILL PERFORM SUCH EXAMINATIONS AND INVESTIGATIONS OF THE PROPERTY AND THE FINANCIAL AND PHYSICAL CONDITION THEREOF AS NEEDED AND NECESSARY. EXCEPT AS EXPRESSLY SET FORTH IN THE AGREEMENT OR IN ANY CLOSING DOCUMENT EXECUTED BY SELLER AND DELIVERED TO PURCHASER AT OR PRIOR TO CLOSING, SELLER SPECIFICALLY DISCLAIMS, AND PURCHASER IS NOT RELYING ON ANY WARRANTY, GUARANTY OR REPRESENTATION, ORAL OR WRITTEN, PAST OR PRESENT, OF ANY KIND OR CHARACTER WHATSOEVER, WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN, MADE BY SELLER, OR ANY AGENT, AFFILIATE, REPRESENTATIVE, EMPLOYEE OR PRINCIPAL OF SELLER WITH RESPECT TO THE PROPERTY, INCLUDING, BUT NOT LIMITED TO, THE PRESENCE OF ANY HAZARDOUS SUBSTANCES (AS SUCH TERM IS DEFINED BY APPLICABLE LAW) AT, ON, UPON OR UNDER THE PROPERTY. EXCEPT AS EXPRESSLY SET FORTH IN THE AGREEMENT OR IN ANY CLOSING DOCUMENT EXECUTED BY SELLER AND DELIVERED TO PURCHASER AT OR PRIOR TO CLOSING, SELLER SHALL HAVE NO LIABILITY TO PURCHASER WITH RESPECT TO THE CONDITION OF THE PROPERTY UNDER COMMON LAW, OR ANY FEDERAL, STATE, OR LOCAL LAW OR REGULATION.

PURCHASER REPRESENTS TO SELLER THAT PURCHASER WILL CONDUCT PRIOR TO CLOSING, SUCH INVESTIGATIONS OF THE PROPERTY AS PURCHASER DEEMS NECESSARY OR DESIRABLE TO SATISFY HIMSELF/ITSELF AS TO ANY MATTER RELATING TO THE PROPERTY AND WILL RELY SOLELY UPON SAME AND NOT UPON ANY INFORMATION PROVIDED BY OR ON BEHALF OF SELLER, SELLER'S AGENTS, EMPLOYEES OR THIRD PARTIES REPRESENTING, OR PURPORTING TO REPRESENT SELLER, WITH RESPECT THERETO OTHER THAN THE REPRESENTATIONS OR WARRANTIES OF SELLER SET FORTH IN THE AGREEMENT OR IN ANY CLOSING DOCUMENT EXECUTED BY SELLER AND DELIVERED TO PURCHASER AT OR PRIOR TO CLOSING. EXCEPT AS EXPRESSLY SET FORTH IN THE AGREEMENT OR IN ANY CLOSING DOCUMENT EXECUTED BY SELLER AND DELIVERED TO PURCHASER AT OR PRIOR TO CLOSING, UPON CLOSING, PURCHASER SHALL ASSUME THE RISK THAT ADVERSE MATTERS REGARDING THE PROPERTY MAY NOT HAVE BEEN REVEALED BY PURCHASER’S INVESTIGATIONS, AND PURCHASER, UPON CLOSING, SHALL BE DEEMED, ON BEHALF OF ITSELF AND ON BEHALF OF ITS TRANSFEREES AND THEIR RESPECTIVE SUCCESSORS AND ASSIGNS, TO WAIVE, RELINQUISH, RELEASE AND FOREVER DISCHARGE SELLER AND SELLER'S AFFILIATES FROM AND AGAINST ANY AND ALL CLAIMS, DEMANDS, CAUSES OF ACTION, LOSSES, DAMAGES, LIABILITIES, COSTS AND EXPENSES (INCLUDING ATTORNEYS' FEES) OF ANY AND EVERY KIND OR CHARACTER, KNOWN OR UNKNOWN, BY REASON OF OR ARISING OUT OF THE PROPERTY, INCLUDING, WITHOUT LIMITATION, BY REASON OF OR ARISING OUT OF ANY LATENT OR PATENT DEFECT OR OTHER PHYSICAL CONDITION WHETHER PURSUANT TO STATUTES IN EFFECT IN THE STATE OF ILLINOIS OR ANY FEDERAL OR LOCAL ENVIRONMENTAL OR HEALTH AND SAFETY LAW OR REGULATION, THE EXISTENCE OF ANY HAZARDOUS SUBSTANCES WHATSOEVER, ON, AT, TO, IN, ABOVE, ABOUT, UNDER, FROM OR IN THE VICINITY OF THE PROPERTY, OR BY REASON OF ANY VIOLATION OF ANY SUBDIVISION LAW, RULE OR REGULATION APPLICABLE TO THE PROPERTY WHETHER ARISING

PURSUANT TO STATUTES IN EFFECT IN THE STATE OF ILLINOIS OR ANY LOCAL ORDINANCE, LAW, RULE OR REGULATION. PURCHASER’S RELEASE OF SELLER AS SET FORTH IN THIS SECTION 20 SHALL NOT PERTAIN TO ANY CLAIM OR CAUSE OF ACTION BY PURCHASER AGAINST SELLER FOR A BREACH BY SELLER OF THE WARRANTY OF TITLE INCLUDED IN THE DEED OR THE BREACH BY SELLER OF ANY REPRESENTATION OR WARRANTY EXPRESSLY SET FORTH IN THE AGREEMENT OR IN ANY CLOSING DOCUMENT EXECUTED BY SELLER AND DELIVERED TO PURCHASER AT OR PRIOR TO CLOSING.

The provisions of this Section 20 shall survive the Closing. Purchaser and Seller acknowledge and agree that the disclaimers and other agreements set forth herein are an integral part of the Agreement and that Seller would not have agreed to sell the Property to Purchaser for the Purchase Price and Purchaser would not have agreed to enter into the transaction contemplated by the Agreement without such disclaimers and other agreements set forth above.

21.0
Representations and Warranties of Seller. As an essential part of this Agreement, Seller hereby represents and warrants to Purchaser that, to Seller’s actual knowledge:
21.1
Seller has not received any written notices of or violations of law or municipal ordinances, orders from any governmental authority having jurisdiction over the Property.
21.2
No actions, suits or proceedings at law or in equity, administratively or otherwise, have been instituted or threatened against or affect Seller or the Property.
21.3
No condemnation or eminent domain proceedings are now pending nor is Seller aware of any such proceedings being contemplated against the Property.
21.4
Seller is the sole owner of the Property with full power and authority to sell same, and the person executing this contract on behalf of the Seller is authorized to do so and has the power to bind Seller.
21.5
Seller has good, insurable and marketable fee simple title interest to the Property, subject to the Permitted Exceptions.
21.6
Seller is not a “foreign person” within the meaning of Section 1445 of the Internal Revenue Code of 1986, as amended.
21.7
The Lease is in full force and effect, no default (or event which, with the giving of notice and/or the passage of time, would constitute a default) by Seller or Tenant has occurred and is continuing, and the Lease has not been modified, amended, or supplemented except as disclosed to Purchaser.

All of Seller’s representations and warranties set forth in this Section shall survive the Closing for a period of twelve (12) months following the Closing Date.

Any representation made to Seller’s “knowledge” will not be deemed to imply any duty of inquiry or investigation. As used herein, the phrase “to Seller’s knowledge” or words of similar import shall mean the current, actual (and not constructive or imputed) knowledge of David Sobelman without any independent investigation or inquiry whatsoever and will not be construed to refer to the knowledge of any other officer, director, agent, employee or representative of Seller, or any affiliate of Seller, or to impose upon such party any duty to investigate the matter to which such actual knowledge or the absence thereof pertains, or to impose upon such party any individual personal liability. David Sobelman shall not be deemed to be a party to the Agreement nor to have made any representations or warranties hereunder, and no recourse shall be had to such individual for any of Seller's representations and warranties hereunder (and Purchaser hereby waives any liability of or recourse against such individuals).

22.0
Purchaser’s Contingencies. Seller understands that Purchaser’s obligation to close and purchase the Property from Seller as contemplated herein is subject to the following:
22.1
Seller’s delivery to Purchaser of the Tenant Estoppel.
22.2
Seller shall cause the Title Company to issue the Title Policy dated as of the Closing Date, subject only the Permitted Exceptions.
22.3
Seller shall have delivered into escrow at Closing all documents as specified in Section 10.1 of this Agreement, or elsewhere as contained herein, to be duly executed by Seller.
22.4
Seller shall have complied in all material respects with its obligations under this Agreement, and all representations and warranties of Seller set forth in this Agreement shall continue to be accurate in all material respects.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date.

PURCHASER:

DDF Candor, LLC,

a Texas limited liability company

By: Candor Capital Partners LLC, it’s Manager

a Florida limited liability company

/s/ Benjamin Meshel

Name: Benjamin Meshel

Title: Manager

Execution Date: June 22, 2026

SELLER: GIPIL 3134 W 76th Street, LLC, a Delaware limited liability company
By: /s/ David Sobelman David Sobelman, Authorized Officer Execution Date: June 22, 2026

Exhibit “A”

Legal Description of the Property

THAT PART OF THE LOTS 1 AND 2 AND THE 16 FOOT VACATED ALLEY BY ORDINANCE RECORDED MARCH 03, 1998, AS DOCUMENT 98162263 ALL IN BLOCK 16 IN WABASH ADDITION TO CHICAGO IN SECTION 25, TOWNSHIP 38 NORTH, RANGE 13, EAST OF THE THIRD PRINCIPAL MERIDIAN, TAKEN AS A TRACT AND DESCRIBED AS FOLLOWS:

COMMENCING AT THE SOUTHWEST CORNER OF SAID TRACT; THENCE SOUTH 90° 00' 00" EAST ALONG THE SOUTH LINE OF SAID TRACT 47.0 FEET TO A POINT ON THE EAST LINE OF THAT PART OF LAND TAKEN FOR HIGHWAY PURPOSES PER DOCUMENT NUMBER 12365546 ALSO BEING THE POINT OF BEGINNING; THENCE NORTH 00°02'29" EAST ALONG SAID EAST LINE 344.40 FEET; THENCE SOUTH 90°00'00" EAST 188.75 FEET; THENCE SOUTH 00°00'00" WEST 344.40 FEET TO THE SOUTH LINE OF SAID TRACT; THENCE NORTH 90°00'00" WEST ALONG SAID SOUTH LINE 189.00 FEET TO THE POINT OF BEGINNING, IN COOK COUNTY, ILLINOIS.

Exhibit “B”

Due Diligence Materials

•
The Lease and any amendments or modifications thereto
•
Any transferrable construction warranties
•
Existing building plans
•
Any environmental reports
•
Existing title insurance policies
•
Existing survey
•
Existing insurance policy(s)
•
Property Tax Bills from 2024 – 2026

Schedule 1

Form of Assignment and Assumption of Lease

and Security Deposit

ASSIGNMENT AND ASSUMPTION OF LEASES AND SECURITY DEPOSIT

THIS ASSIGNMENT AND ASSUMPTION OF LEASE AND SECURITY DEPOSIT (“Assignment”) is made and entered into as of the _____ day of __________, 20__, by and between ________________, a _______________ (“Assignor”), and ________________________, a ________________ (“Assignee”).

W I T N E S S E T H:

WHEREAS, contemporaneously with the execution hereof, Assignor has conveyed to Assignee certain real property commonly known as _________________________ located in ____________, ______________ County, ______________, and more particularly described on Exhibit “A” attached hereto (the “Property”) ; and

WHEREAS, in connection with said conveyance, Assignor desires to transfer and assign to Assignee all of Assignor’s right, title and interest in and to that certain ______________ affecting the Property, together with the security deposits associated therewith, and, subject to the terms and conditions hereof, Assignee desires to assume Assignor’s obligations in respect of said lease and the security deposits.

NOW, THEREFORE, for and in consideration of the sum of Ten and No/100 Dollars ($10.00) in hand paid to Assignor by Assignee, Assignee’s purchase of the Property and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged by Assignor and Assignee, Assignor and Assignee hereby covenant and agree as follows:

1. Assignor hereby unconditionally and absolutely assigns, transfers, sets over and conveys to Assignee all of Assignor’s right, title and interest as landlord in and to the Lease and all of the rights, benefits and privileges of the landlord thereunder, including without limitation all of Assignor’s right, title and interest in and to all security deposits and rentals thereunder.

2. Assignee hereby assumes all liabilities and obligations of Assignor under the Lease which arise on or after the date hereof and agrees to perform all obligations of Assignor under the Lease which are to be performed or which become due on or after the date hereof (except those obligations for which Assignee is indemnified pursuant to Section 3 below for which Assignor shall remain liable and except for those obligations arising due to acts or omissions occurring prior to the date hereof).

3. Assignor shall indemnify and hold Assignee harmless from any claim, liability, cost or expense (including without limitation reasonable attorneys’ fees and costs) arising out of (a) any obligation or liability of the landlord or lessor under the Lease which was to be performed or which became due during the period in which Assignor owned the Property, and (b) any obligation or liability of landlord under the Lease arising after the date hereof relating to acts or omissions occurring prior to the date hereof during the period Assignor owned the Property.

4. Assignee shall indemnify and hold Assignor harmless from any claim, liability, cost or expense (including without limitation reasonable attorneys’ fees) arising out of Assignee’s failure to perform any obligations or liability of the landlord under the Lease arising on or after the date upon which the Lease is assumed by Assignee hereunder.

5. This Assignment shall inure to the benefit of and be binding upon Assignor and Assignee, their respective legal representatives, successors and assigns. This Assignment may be executed in counterparts, each of which shall be deemed an original and all of such counterparts together shall constitute one and the same Assignment.

IN WITNESS WHEREOF, the duly authorized representatives of Assignor and Assignee have caused this Assignment to be properly executed under seal as of this day and year first above written.

ASSIGNOR:

________________________, a ____________________

By:

Name:

Its:

ASSIGNEE:

_________________________, a ___________________

By:

Name:

Title:

Exhibit A – Legal Description

Schedule 2

Form of General Assignment

GENERAL ASSIGNMENT

THIS GENERAL ASSIGNMENT (this “Assignment”) is made as of the _____ day of ____________ 20___, by _____________________________ (“Seller”) to _____________________________ (“Purchaser”).

WHEREAS, of even date herewith, Seller has conveyed to Purchaser the real property described in Exhibit A attached hereto (the “Property”); and

WHEREAS, Seller and Purchaser intend that Seller also convey to Purchaser, without warranty or representation of any kind, including without limitation, any warranty, representation and/or covenant with respect to Seller’s ownership or right to assign, all of the additional rights and interests described below (collectively, the “Additional Rights”).

NOW, THEREFORE, Seller, for and in consideration of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, hereby agrees as follows:

All capitalized terms not otherwise defined in this Assignment shall have the same meanings as set forth in the Purchase and Sale Agreement by and between Seller and Purchaser effective as of __________________.

Seller hereby transfers, conveys, assigns, quitclaims, and releases to Purchaser, at no cost to Seller, all of Seller’s right, title, and interest, if any, in and to the following, only to the extent they are assignable and only as they relate to the Property, without warranty or representation as to the ownership, effectiveness, validity or enforceability thereof:

all warranties and agreements from all contractors, subcontractors, vendors, or suppliers regarding the performance, quality of workmanship or quality of materials supplied in connection with the construction, manufacture, development, installation, repair or maintenance of the building and other improvements on the Property or any component thereof;

all certificates, licenses, permits, authorizations, consents and approvals from governmental authorities with respect to (1) the design development, construction and installation of any improvements on the Property, (2) any water usage permits applicable to the Property, and (3) the use, operation and occupancy of the Property, including, without limitation, certificates of occupancy for the commercial building located on the Property. If applicable, Purchaser shall be responsible for notifying the applicable water management district (“WMD”) of the conveyance of the Property to Purchaser within thirty (30) days after Closing and for filing and processing with the WMD any and all applications required by the WMD in order to effectuate the transfer of any water use permit(s) to Purchaser, and that Purchaser will indemnify and hold harmless Seller from and against any and all loss, damage, fines, liability, costs and expenses (including, but not limited to, attorneys’ fees) and other sums that Seller may pay or may become obligated to pay on account of any demand, claim, liability or action in law or equity, relating to, arising from any actions or omissions of Purchaser, its agents or employees, resulting from Purchaser’s failure to timely process any water use permit transfer and the use of such permit by Purchaser after the Closing Date; and

all development rights, allocations of development density or other similar rights allocated to or attributable to the Property or the improvements located thereon whether arising under or pursuant to governmental requirements, administrative or formal action by governmental authorities, or agreement with governmental authorities or third parties.

To have and to hold the Additional Rights unto Purchaser, its successors and assigns forever.

THE ADDITIONAL RIGHTS ARE HEREBY CONVEYED TO PURCHASER IN AN “AS IS,” “WHERE IS,” “WITH ALL FAULTS” CONDITION AND SELLER DOES NOT WARRANT, AND HEREBY EXPRESSLY DISCLAIMS, ANY AND ALL WARRANTIES OF TRANSFER, QUALITY, FITNESS AND MERCHANTABILITY RELATING TO ANY OF THE ADDITIONAL RIGHTS, INCLUDING, WITHOUT LIMITATION, THE CONDITION OF THE ADDITIONAL RIGHTS OR THE FITNESS OF ANY OF THE ADDITIONAL RIGHTS CONVEYED HEREBY FOR A PARTICULAR USE OR PURPOSE OR FOR PURCHASER’S INTENDED USE OR PURPOSE.

Further, Seller makes no representation or warranty with respect to the conveyance of any of the items assigned hereby, nor shall Seller be deemed in any event to be a warrantor, guarantor, or surety for the obligations of any maker of any warranties or guaranties assigned or conveyed hereunder. The Additional Rights conveyed hereby from Seller to Purchaser shall be without recourse to Seller.

(Signatures on Following Page)

(Signature Page to General Assignment)

SELLER:

By:

PURCHASER:

By:

EXHIBIT A

LEGAL DESCRIPTION

Schedule 3

Form of Tenant Estoppel Certificate

Location: # 2981-01

TENANT ESTOPPEL CERTIFICATE

Date: _______________

Tenant hereby certifies to Landlord and [__________________________________], and [__________________________________] (together with its successors and/or assigns as their interests may appear, “Purchaser”) as follows:

23.0
The undersigned WSKC Dialysis Services, Inc., as successor-in-interest to Fresenius Medical Care of Illinois, LLC, (“Tenant”) is a Tenant under that certain Lease dated January 24, 2006 (“Lease”) by and between Tenant and Elliott Bay Healthcare Realty LLC, as successor-in-interest to Biomedical Medical Partners, LLC, an Illinois limited liability company, (“Landlord”), whereby Landlord leased to Tenant and Tenant leased from Landlord certain premises located at 3134 West 76th Street 1st Floor, Chicago, IL 60652-1968 consisting of 10,947 rentable square feet (“Premises”).
24.0
The Lease is in full force and effect and there are no amendments or modifications except as indicated below (if none, state “None”): Amendment 1: August 16, 2016; Amendment 2: November 13, 2020; Amendment 3: October 16, 2024.
25.0
The Landlord has completed its construction as required under the Lease and the following amount is due Tenant (if none, state “None”):
26.0
The current monthly Base Rent is ___________.
27.0
Tenant has paid Rent for the Premises for the period up to and including ________________. No such Rent (not including the security deposit, if any) has been paid more than one (1) month in advance of its due date, except as indicated below (if none, state “None”): ___________.
28.0
Tenant has reconciled operating expenses up to ______________. Tenant reserves its right to audit operating expenses for any period, subsequent to _______________.
29.0
The Expiration Date of the Lease October 31, 2033, subject to extension term(s), if any, Tenant has two (2) extension options of five (5) years each.
30.0
Tenant has made a security deposit (if none, state “None”): __________.
31.0
To Tenant’s knowledge, Landlord is not currently in default under the Lease beyond any applicable grace periods, except as indicated below (if none, state “None”): ___________.
32.0
Tenant has received no notice from Landlord that Tenant is in default under the Lease, except as indicated below (if none, state “None”): __________.

[CONTINUED ON NEXT PAGE]

Location: #2981-01

The undersigned is authorized to execute this Tenant Estoppel Certificate on behalf of Tenant.

Date:_____________________

Tenant: WSKC DIALYSIS SERVICES, INC. By:_________________________________________ Name:______________________________________ Title:________________________________________

GUARANTOR ACKNOWLEDGEMENT

FRESENIUS MEDICAL CARE HOLDINGS, INC. (the “Guarantor”) is the guarantor of the Tenant’s obligations under the Lease pursuant to its Guaranty entered into and effective on January 24, 2006. Guarantor is the parent company of Tenant, and, as such, the leasing of the Premises by Lessor to Tenant is of value to Guarantor. Guarantor has no present defense to the payment and performance of all of Guarantor’s obligations under the Guaranty in the event of enforcement of the Guaranty in accordance with its terms.

Guarantor:

FRESENIUS MEDICAL CARE HOLDINGS, INC.,

a New York Corporation

By:_________________________________________

Name:______________________________________

Title:________________________________________

Date: _______________________________________

Schedule 4

Rent Roll